Exhibit 99.1

Terrestrial Energy Announces Fourth Quarter and Full Year 2025 Results

Texas A&M University selected commercial IMSR plant for deployment at RELLIS campus

U.S. Department of Energy selected both Terrestrial Energy reactor pilot and fuel-line pilot projects for advanced reactor programs

NRC Accepted IMSR Principal Design Criteria Including Inherent Reactor Control Mechanisms

Completed business combination, raising approximately $292 million in gross proceeds

CHARLOTTE, N.C. – March 30, 2026 – Terrestrial Energy Inc. (NASDAQ: IMSR) (“Terrestrial Energy” or “the Company”), a developer of small modular nuclear power plants using its Generation IV Integral Molten Salt Reactor (IMSR) technology, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“The Company made strong progress in 2025 in key areas, regulatory readiness, fuel supply development, and IMSR plant project development from engagements with deployment partners and government stakeholders,” said Simon Irish, CEO of Terrestrial Energy. “We continue into 2026 with the objective to advance with clearly defined development steps and milestones, and from aligning key program elements into a coordinated pathway to deploy IMSR plants at scale and delivering reliable, clean, firm energy to industrial markets.”

Fourth Quarter and Full Year 2025 Highlights:

●	Texas A&M University, supported by expertise in its nuclear engineering faculty, selected Terrestrial Energy to site a full-sized commercial IMSR Plant at its RELLIS campus following a competitive and sector-wide evaluation process. This selection positions the RELLIS campus project among the first commercial Generation IV reactor deployments on the ERCOT grid and provides an impressive platform to accelerate IMSR Plant development to commercial operations.
●	The Company expanded commercial reach and ability to execute at greater scale across the United States from collaboration with Ameresco, Inc. (NYSE: AMRC), a leading energy solutions provider with strong federal procurement capabilities. This collaboration expands access to new opportunities, supports site identification and IMSR Plant project development, particularly projects benefiting from the IMSR Plant’s customization capabilities. These include integration with other energy systems, such as natural gas, for early commercial operation and improved supply resilience, which strengthens Terrestrial Energy’s ability to deliver competitive solutions for data center energy supply.
●	The U.S. Nuclear Regulatory Commission (NRC) completed its safety evaluation and accepts Terrestrial Energy’s Topical Report submission on IMSR Principal Design Criteria, which includes its mechanism for inherent reactor power control, important for load following commercial applications. This is an important step forward in licensing readiness for IMSR plant construction and operation.
●	IMSR technology and the Company’s fuel strategy for commercial use received strong validation from the U.S. Department of Energy (DOE) when Terrestrial Energy received two “OTA” awards, one from each of its pilot programs. The first from the DOE’s Advanced Reactor Pilot Program, which supports quick execution of the TETRA project – the Terrestrial Energy Test Reactor Assembly project. The second was from the DOE’s Fuel Line Pilot Program, which supports the Company’s schedule for completion of Fuel Line Assembly project, TEFLA, the antecedent to Terrestrial Energy’s commercial plant for IMSR Plant fuel supply. Together, these two projects provide an accelerated pathway for IMSR Plant licensing, commercial operation and fuel supply.
●	Terrestrial Energy entered the concluding phase of its reactor graphite irradiation and supplier selection program at NRG PALLAS’ High Flux Reactor in Petten, the Netherlands. These irradiation tests, conducted in one of the world’s most powerful test reactors, represent a key step in supplier selection and graphite grade qualification required for IMSR Plant licensing and operation.

●	The Company successfully completed its business combination with HCM II Acquisition Corp, raising more than $292 million in gross proceeds, and began trading with a strengthened balance sheet on the Nasdaq under the ticker symbol IMSR.
●	Terrestrial Energy announced a manufacturing and supply contract with Westinghouse, strengthening supply-chain readiness, and the company enhanced its senior leadership team to support U.S. commercialization efforts and deepen engagement with federal stakeholders.

Performance, Liquidity and Capital Structure:

●	The Company reports a $28 million Net Loss for 2025, representing a $17 million increase from the prior year. The increase is attributable to:
o	A $5 million increase in R&D as the Company expanded materials testing and progressed graphite qualification work.
o	A $10 million increase in G&A due to increased legal and accounting fees, personnel- related expenses and stock-based compensation.
o	A $2 million increase in interest expense due to higher debt balances and amortization of debt discount.
●	As of December 31, 2025, the Company held approximately $298 million in cash and short-term investments.
●	As of December 31, 2025, 105.8 million shares were issued and outstanding. This consisted of approximately 81.8 million common shares and 24.0 million exchangeable shares, exchangeable into common shares on a one-for-one basis at the option of the holder.

2026 Outlook:

●	The Company will provide an update on expected 2026 milestones, including commercial, regulatory and development progress, during the earnings call.

Conference Call and Webcast

Terrestrial Energy will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Terrestrial Energy’s website at ir.terrestrialenergy.com. For those unable to access the webcast, the conference call can be accessed by dialing (877) 407-0779 (domestic) or +1 (201) 389-0914 (international) and requesting the Terrestrial Energy Fourth-Quarter 2025 Earnings Conference Call. For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of Terrestrial Energy’s investor relations website or by dialing (844) 512-2921 or (412) 317-6671. The access code for the replay is 13759061. The replay will be available until 11:59 PM ET on April 13th, 2026.

About Terrestrial Energy

Terrestrial Energy is a developer of Generation IV nuclear plants that use its proprietary Integral Molten Salt Reactor (IMSR). The IMSR captures the transformative operating benefits of molten salt reactor technology in a plant design that represents true innovation in capital efficiency, cost reduction, versatility and functionality of nuclear energy supply. IMSR plants are designed to be small and modular for distributed supply of low-cost, reliable, dispatchable, clean, high-temperature industrial heat and electricity and to be customized for a dual-use energy role relevant to many industrial applications, such as petrochemical and chemical synthesis and data center operation. In so doing, IMSR plants extend the application of nuclear energy far beyond electric power markets. Their deployment will support the rapid growth of clean firm heat and power, delivering energy self-reliance, grid reliability and economic growth. Terrestrial Energy uses an innovative plant design together with proven and demonstrated molten salt reactor technology and readily-available and inexpensive standard-assay low-enriched uranium in its fuel for a nuclear plant with a unique set of operating characteristics and compelling transformative commercial potential. Terrestrial Energy is engaged with regulators, suppliers, industrial partners and energy end-users to build, license and commission the first IMSR plants in the early 2030s.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, milestones, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date of this press release and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) risks related to the development, manufacturing and construction of IMSR Plants and key components, including potential delays, cost overruns and contractor performance issues; (2) the Company’s ability to obtain applicable regulatory approvals and licenses on a timely basis or at all; (3) the ability of management to manage growth; (4) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors, including from alternative energy technologies, energy price volatility and competition from other advanced reactor developers; (5) potential supply chain constraints and cost inflation for specialized nuclear-grade materials and components; (6) any failure to comply with the laws and regulations governing the use, transportation and disposal of toxic, hazardous and/or radioactive materials; (7) changes in domestic and foreign business, market, financial and political conditions and in applicable laws and regulations, including tariffs; (8) the ability to raise additional funding in the future; (9) the outcome of any legal proceedings that may be instituted against the Company; and (10) other risk factors described herein as well as the risk factors and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing risk factors and the other risks and uncertainties described in the documents filed by the Company from time to time with the SEC. In addition, there may be additional risks that the Company presently knows, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

The information contained in this press release is provided as of the date hereof and may change and the Company and its representatives and affiliates specifically disclaim any obligation to and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release.

The Company and its affiliates, officers, employees and agents make no representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the information contained in this press release and expressly disclaim any liability for any errors, omissions, or reliance on such information.

This press release may contain references to trademarks, service marks and trade names belonging to the Company or other entities. Solely for convenience, such trademarks, service marks and trade names may appear in this press release without the ®, ™, or ℠ symbols, but such references are not intended to indicate, in any way, that the Company or applicable licensor will not assert, to the fullest extent under applicable law, its rights to these marks.

Terrestrial Energy Investor Center:

https://www.terrestrialenergy.com/investors

Terrestrial Energy Media & Investor Contact:

media@terrestrialenergy.com

investor@terrestrialenergy.com

Terrestrial Energy Inc.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$97,164,391	$3,021,795
Short-term investments	200,626,281	—
Prepaid expenses and other current assets	1,769,264	270,091
Total current assets	299,559,936	3,291,886

Property and equipment, net	834,795	770,548
Intangible assets, net	707,749	616,972
Right-of-use assets	1,814,333	622,450
Other assets	63,611	29,748
Total Assets	$302,980,424	$5,331,604

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$5,500,946	$748,867
Operating lease liabilities, current	383,223	114,507
Finance lease liabilities, current	33,362	140,796
Related party advance	—	100,000
Total current liabilities	5,917,531	1,104,170

Convertible notes, net of debt discount	—	13,708,832
Accrued interest on convertible notes	—	266,554
Convertible notes, net of debt discount – related parties	—	2,371,994
Accrued interest on convertible notes – related parties	—	57,116
Operating lease liabilities, noncurrent	1,600,672	598,493
Finance lease liabilities, noncurrent	55,979	49,044
Deferred tax liabilities, net	—	665,953
Total liabilities	7,574,182	18,822,156

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Common shares, $0.0001 par value; 500,000,000 authorized shares; 81,771,422 and 39,159,901 shares issued and outstanding as of December 31, 2025 and 2024, respectively	8,177	3,916
Exchangeable shares, $0.0001 par value; 24,011,017 shares issued and outstanding as of December 31, 2025 and December 31, 2024	2,401	2,401
Additional paid-in-capital	418,814,641	82,774,184
Accumulated deficit	(124,624,883)	(96,608,242)
Accumulated other comprehensive income	1,205,906	337,189
Total stockholders’ equity (deficit)	295,406,242	(13,490,552)
Total liabilities and stockholders’ equity (deficit)	$302,980,424	$5,331,604

Terrestrial Energy Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

	2025	2024
REVENUE
Engineering services revenue	$—	$248,357
TOTAL REVENUE	—	248,357

OPERATING EXPENSES
Research and development costs	9,767,996	5,176,932
General and administrative	14,266,775	4,168,576
Depreciation and amortization	1,161,704	1,256,391
Total Operating Expenses	25,196,475	10,601,899
OPERATING LOSS	(25,196,475)	(10,353,542)

OTHER (EXPENSE) INCOME
Government grants	323,496	708,004
Interest expense	(3,900,997)	(1,223,929)
Interest expense – related party	(438,214)	(88,906)
Loss on extinguishment of debt	—	(1,183,289)
Interest and dividend income	1,270,713	59,860
Foreign exchange gain (loss)	(57,214)	617,357
OTHER (EXPENSE) INCOME	(2,802,216)	(1,110,903)

Net loss before income tax	(27,998,691)	(11,464,445)
Income tax expense	(17,950)	(20,965)
Net loss	(28,016,641)	(11,485,410)

Loss per common share, basic and diluted	$(0.39)	$(0.19)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	71,646,985	60,414,175

Net loss	$(28,016,641)	$(11,485,410)
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(260,731)	395,525
Change in unrealized gains on short-term investments	1,129,448	—
Comprehensive loss	$(27,147,924)	$(11,089,885)

Terrestrial Energy Inc.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

														Total
												Accumulated		Terrestrial
					Preferred Exchangeable		Common Exchangeable		Exchangeable		Additional	Other		Energy Inc.	Attributable to
	Preferred Shares		Common Shares		Shares		Shares		Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'	Non-Controlling
	Shares*	Amount*	Shares*	Amount*	Shares*	Amount*	Shares*	Amount*	Shares	Amount	Capital	Income (Loss)	Deficit	Equity (Deficit)	Interest	Total
Balance, January 1, 2024, as previously reported	137,672	138	675,281	675	6,200	6	530,924	531	—	—	79,769,519	(58,336)	(85,122,832)	(5,410,299)	534,611	(4,875,688)
Retrospective application of recapitalization (Note 3)	(137,672)	(138)	35,666,101	2,959	(6,200)	(6)	(530,924)	(531)	24,011,017	2,401	(4,685)	—	—	—	—	—
Adjusted balance - January 1, 2024	—	$—	36,341,382	$3,634	—	$—	—	$—	24,011,017	$2,401	79,764,834	$(58,336)	$(85,122,832)	$(5,410,299)	$534,611	$(4,875,688)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	670,243	—	—	670,243	—	670,243
Acquisition of non-controlling interest	—	—	2,818,520	282	—	—	—	—	—	—	534,329	—	—	534,611	(534,611)	—
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	—	—	2,006,982	—	—	2,006,982	—	2,006,982
Loss on extinguishment of debt from related parties	—	—	—	—	—	—	—	—	—	—	(202,204)	—	—	(202,204)	—	(202,204)
Currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	395,525	—	395,525	—	395,525
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(11,485,410)	(11,485,410)	—	(11,485,410)
Balance, December 31, 2024	—	$—	39,159,901	$3,916	—	$—	—	$—	24,011,017	$2,401	82,774,184	$337,189	$(96,608,242)	$(13,490,552)	$—	$(13,490,552)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	3,103,702	—	—	3,103,702	—	3,103,702
Issuance of Series A-1 preferred shares for cash*	—	—	2,812,708	282	—	—	—	—	—	—	25,796,919	—	—	25,797,201	—	25,797,201
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	—	—	2,594,531	—	—	2,594,531	—	2,594,531
Shares issued upon exercise of warrants	—	—	2,011,632	201	—	—	—	—	—	—	4,499,799	—	—	4,500,000	—	4,500,000
Shares issued upon exercise of options	—	—	67,054	7	—	—	—	—	—	—	129	—	—	136	—	136
Merger financing	—	—	28,742,610	2,874	—	—	—	—	—	—	243,064,103	—	—	243,066,977	—	243,066,977
Transaction costs	—	—	—	—	—	—	—	—	—	—	(22,305,729)	—	—	(22,305,729)	—	(22,305,729)
Conversion of convertible notes to Common Shares	—	—	3,977,517	397	—	—	—	—	—	—	29,787,503	—	—	29,787,900	—	29,787,900
Issuance of shares to PIPE investors	—	—	5,000,000	500	—	—	—	—	—	—	49,499,500	—	—	49,500,000	—	49,500,000
Currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	(260,731)	—	(260,731)	—	(260,731)
Change in unrealized gains on short-term investments	—	—	—	—	—	—	—	—	—	—	—	1,129,448	—	1,129,448	—	1,129,448
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(28,016,641)	(28,016,641)	—	(28,016,641)
Balance, December 31, 2025	—	$—	81,771,422	$8,177	—	$—	—	$—	24,011,017	$2,401	418,814,641	$1,205,906	$(124,624,883)	$295,406,242	$—	$295,406,242

* Share amounts have been retroactively restated to give effect to the Business Combination.

Terrestrial Energy Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

	2025	2024
Cash flows from operating activities
Net loss	$(28,016,641)	$(11,485,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,161,704	1,256,391
Loss on extinguishment of debt	—	1,183,289
Amortization of debt discount	2,137,984	802,573
Stock-based compensation	3,103,702	670,243
Unrealized foreign currency transaction gain	(807,193)	(812,849)
Noncash lease expense	471,362	152,086
Deferred income taxes	15,401	(15,401)
Changes in operating assets and liabilities
Accounts receivable	—	19,163
Prepaid expenses and other current assets	(1,750,631)	166,315
Accounts payable and accrued expenses	5,366,309	(196,299)
Accrued interest	1,847,554	152,571
Accrued interest - related party	326,047	37,848
Operating lease payments	(328,510)	(133,454)
Net cash used in operating activities	(16,472,912)	(8,202,934)

Cash flows from investing activities
Purchases of intangible assets	(86,150)	(54,404)
Purchases of property and equipment	(1,055,307)	(607,866)
Purchase of short-term investments	(199,496,832)	—
Net cash used in investing activities	(200,638,289)	(662,270)

Cash flows from financing activities
Proceeds from issuance of convertible notes	9,335,000	6,563,000
Proceeds from issuance of convertible notes – related parties	1,650,000	650,000
Proceeds from Series A-1 preferred shares issuance	25,797,201	—
Proceeds from the exercise of stock options for common shares	136	—
Proceeds from warrant exercise for common shares	4,500,000	—
Proceeds from issuance of shares to PIPE investors	49,500,000	—
Proceeds from merger financing	243,066,977	—
Payment of merger and recapitalization related transaction costs	(22,305,729)	—
Proceeds from related party advances	—	100,000
Repayment of finance lease liabilities	(149,138)	(58,732)
Net cash provided by financing activities	311,394,447	7,254,268

Effect of exchange rate changes on cash and cash equivalents	(140,650)	32,201

Increase (decrease) in cash and cash equivalents during the year	94,142,596	(1,578,735)
Cash and cash equivalents, beginning of year	3,021,795	4,600,530
Cash and cash equivalents, end of year	$97,164,391	$3,021,795

Supplemental cash flow information
Interest paid	$—	$514,431

Supplemental noncash investing and financing activities
Conversion of convertible notes to common shares	$29,787,900	$—
Initial recognition of finance leases	$42,590	$—
Recognition of warrants in connection with convertible notes, net of tax	$2,594,531	$2,006,982
Related party debt extinguishment	$—	$202,204
Acquisition of non-controlling interest	$—	$534,611